Exhibit 10.1

AWARD PURCHASE, CANCELLATION AND RELEASE AGREEMENT

This AWARD PURCHASE CANCELLATION AND RELEASE AGREEMENT (this “Agreement”) is entered into by and between Tapinator, Inc., a Delaware corporation (the “Company”), and _______________ (the “Participant”), effective as of September 30, 2019 (the “Effective Date”).

WHEREAS, the Company currently sponsors and maintains the Tapinator, Inc. 2015 Equity Incentive Plan (the “Plan”);

WHEREAS, pursuant to the terms of a Restricted Stock Unit Award Agreement by and between the Participant and the Company (the “RSU Agreement”), the Company granted the Participant an award under the Plan of __________________ restricted stock units (the “RSUs”);

WHEREAS, as of the Effective Date, (i) 1/36th of the RSUs vested in each of August and September (the “Vested RSUs”), but as of the Effective Date, the vested RSUs have not yet been converted into shares of common stock of the Company, par value $0.001 per share (“Common Stock”), and (ii) the remaining 34/36th of RSUs granted to the Participant remain outstanding and unvested (the “Unvested RSUs”); and

WHEREAS, in exchange for the consideration described below, the Company and the Participant mutually desire to (i) have the Company repurchase the Common Stock that was to be delivered with respect to the Vested RSUs; (ii) cancel the Participant’s interests as to all of the Unvested RSUs (collectively, the “Forfeited RSUs”), effective as of the Effective Date, so that on and after the Effective Date, the Participant’s interests as to Vested RSUs, the Forfeited RSUs and the RSU Agreement shall be cancelled, terminated, and of no further force or effect.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

CANCELLATION OF AWARD

1.1     Purchase of Vested RSUs. In exchange for the consideration described in Section 1.3 below, the Participant agrees to sell his Vested RSUs to the Company, and the Company agrees to purchase such Vested RSUs, and the Participant hereby agrees that following such purchase his interests in the Vested RSUs shall be cancelled, terminated, and of no further force or effect, effective as of the Effective Date, and that neither the Company nor the Participant shall have any further rights or obligations with respect to the Vested RSUs. The Participant further acknowledges and understands that the Company shall deduct the income and employment tax withholding due with respect to the Vested RSUs from the consideration described in Section 1.3.

1.2     Cancellation of RSUs. In exchange for the consideration described in Section 1.3 below, the Participant hereby agrees that his interests in the Forfeited RSUs and the RSU Agreement (including any amendments thereto) shall be cancelled, terminated, and of no further force or effect, effective as of the Effective Date, and that neither the Company nor the Participant shall have any further rights or obligations with respect to the Forfeited RSUs or otherwise under the RSU Agreement or with respect to which any shares of Common Stock that could have been acquired upon vesting and settlement of the Forfeited RSUs.

1.3     Consideration. In exchange for the Participant’s agreement to sell the Vested RSUs, and cancel the Forfeited RSUs, the RSU Agreement (including any amendments thereto), and any other rights, obligations, and liabilities of the Company granting the Participant the opportunity to acquire shares of Common Stock or other ownership interests of the Company in connection with the Vested RSUs and Forfeited RSUs, and the release of claims set forth in Section 1.3 below, the Company agrees to:

(a)     grant the Participant, effective as of the Effective Date, an award of stock options permitting the Participant to acquire up to _______________________ shares of Common Stock, with an exercise price that is equal to the Common Stock’s fair market value on the date of grant, subject to the terms and conditions set forth in the Plan and a Stock Option Grant and Agreement, substantially in the same form as attached hereto as Exhibit A (the “Option Agreement”); and

(b)     pay the Participant an amount equal to $________________________ (the “Bonus”), less all applicable tax deductions and withholdings relating to such Bonus and the Vested RSUs, in a lump-sum cash payment on the Company’s next regularly scheduled payroll date next following the Effective Date.

1.4      Release. Effective as of the Effective Date, the Participant, for the Participant and the Participant’s successors and assigns forever, does hereby unconditionally and irrevocably compromise, settle, remise, acquit, and fully and forever release and discharge the Company and its respective successors, assigns, parents, divisions, subsidiaries, and affiliates, and its present and former officers, directors, employees, and agents (collectively, the “Released Parties”) from any and all claims, counterclaims, set-offs, debts, demands, choses in action, obligations, remedies, suits, damages, and liabilities in connection with any rights (a) to acquire securities of the Company pursuant to the RSUs or the RSU Agreement (including any amendments thereto) and (b) to receive payment of all or any portion of the Bonus (collectively, the “Releaser’s Claims”), whether now known or unknown, or suspected or claimed, whether arising under common law, in equity, or under statute, which the Participant or the Participant’s successors or assigns ever had, now have, or in the future may claim to have against the Released Parties and which may have arisen at any time on or prior to the date hereof, provided that this Section 1.4 shall not apply to any of the obligations or liabilities of the Released Parties arising under or in connection with this Agreement. The Participant covenants and agrees never to commence, voluntarily aid in any way, prosecute, or cause to be commenced or prosecuted against the Released Parties any action or other proceeding based on any of the released Releaser’s Claims which may have arisen at any time on or prior to the date hereof.

1.5     Further Assurances. Each party to this Agreement agrees that it will perform all such further acts and execute and deliver all such further documents as may be reasonably required in connection with the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement.

1.6     Representations and Warranties. The Participant hereby represents and warrants to the Company that: (a) there are no restrictions on the cancellation of the Forfeited RSUs or the RSU Agreement, (b) the Participant has full power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby, and (c) this Agreement constitutes the legal, valid, and binding obligation of the Participant, enforceable against the Participant in accordance with its terms. The Participant has read and understood this Agreement and is entering into this Agreement voluntarily. The Participant agrees that this Agreement provides good and valuable consideration for the Participant’s agreements contained herein.

MISCELLANEOUS

2.1     Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

2.2     Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

2.3     Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

2.4     Execution. This Agreement may be executed in two or more counterparts (including by facsimile or portable document (“.pdf”) counterparts), all of which taken together shall constitute one instrument. The exchange of copies of this Agreement and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original agreement for all purposes. Signatures of the parties transmitted by facsimile or .pdf shall be deemed to be their original signatures for any purpose whatsoever.

2.5     Entire Agreement. This Agreement (together with the Plan and the Option Agreement) contains the entire understanding of the parties to this Agreement with respect to the subject matter contained in this Agreement. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter, including, without limitation, the RSU Agreement (including any amendments thereto).

2.6     Law Governing; Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the laws of the State of Delaware (excluding any conflict of laws rule or principle of the laws of the State of Delaware that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

2.7     Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address he most recently provided to the Company.

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Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement as of the date above.

Tapinator, inc.

By:

Name:

Title:

THE PARTICIPANT

By:

Name:

Address:

Signature Page to

Award Cancellation and Release Agreement

EXHIBIT A

Stock Option Grant and Agreement

Exhibit A to

Award Cancellation and Release Agreement